UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2009, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) approved a new Executive Strategic Incentive Plan (the “2009 ESI Plan”), and established individual incentive targets for each of the registrant’s officers for the first year of the 2009-2012 Award Period. The Committee determined that, under the current economic conditions, it is unlikely that the 2009 - 2012 ESI Plan grant would serve its intended incentive and retention purposes. As a result, at a meeting held on May 8, 2009, the Committee decided to replace the awards previously granted under the 2009 ESI Plan with restricted share units (“RSUs”) granted under the registrant’s 2009 Stock Plan.
Subject to the cap described below, the number of RSUs granted to the Named Executive Officers are as follows: C. Arnold, 35,425; A. Cutler, 91,665; and R. Fearon, 31,250; and 35,425 RSUs were granted to T. Gross, Vice Chairman and Chief Operating Officer — Electrical Sector. The RSUs do not earn dividends and vest on the third anniversary of the date of grant, subject to acceleration of vesting, in whole or in part, in the event of change in control of the registrant, the death of the executive or at the discretion of the Committee (for example, in case of the executive’s retirement or disability). If the fair market value of the RSUs at the time of any full or partial vesting exceeds 200% of the fair market value of an equal number of common shares of the registrant on the date of grant (the “cap”), only the number of RSUs with a fair market value equal to the cap will become vested and the balance will be forfeited by the executive. The cap is intended to reflect the maximum limitation of 200% applicable to grants of awards under the 2009 - 2012 ESI Plan grant. Fair market value is based on the closing market price on the New York stock Exchange of an equal number of Common Shares of the registrant. The RSUs will be settled through the issuance of common shares of the registrant.
The foregoing description of the RSUs is qualified in its entirety by reference to the 2009 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K Current Report and is hereby incorporated by reference into this Item 5.02, and the form of RSUs agreement, a copy of which is filed as Exhibit 10.2 of this Form 8-K Current Report and is hereby incorporated by reference.
Item 8.01 Other Events.
At the same meeting held on May 8, 2009, the Committee approved reductions in 2009 base salary for executives participating in the 2009 ESI Plan, including the Named Executive Officers, equal to three weeks of pay, or six weeks of pay with respect to the Chairman and Chief Executive Officer. Each affected executive may elect to take up to three weeks of unpaid leave during the remainder of 2009 in place of the salary reduction, except that the Chairman and Chief Executive Officer has determined, with the concurrence of the Committee, not to take any unpaid leave in lieu of his salary reduction. When added to the unpaid leave taken in the first quarter of 2009, the Chairman and Chief Executive Officer will have taken a total of 8 weeks without pay for the year and the other officers will have taken a total of 4 weeks without pay for the year.

Item 9.01. Financial Statements and Exhibits.
Exhibits
10.1	2009 Stock Plan.

10.2	Agreement for Restricted Share Units granted on May 8, 2009.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: May 14, 2009	/s/ R. H. Fearon
R. H. Fearon
Vice Chairman and Chief Financial and Planning Officer